2000/2001 STOCK OPTION PLAN



     1.   PURPOSE.   The  purpose  of  the  MILLENNIUM  PLASTICS  CORPORATION

2000/2001 Stock Option Plan (the "Plan") is to strengthen MILLENNIUM PLASTICS

CORPORATION, a Nevada corporation ("Corporation"), by providing to employees,

officers,   directors,  consultants  and  independent  contractors   of   the

Corporation or any of its subsidiaries (including dealers, distributors,  and other  business  entities  or persons providing services  on  behalf  of  the

Corporation  or any of its subsidiaries) added incentive for high  levels  of performance  and unusual efforts to increase the earnings of the Corporation.

The  Plan  seeks to accomplish this purpose by enabling specified persons  to purchase  shares  of the common stock of the Corporation,  $.001  par  value,

thereby  increasing  their proprietary interest in the Corporation's  success and encouraging them to remain in the employ or service of the Corporation.

     2.   CERTAIN DEFINITIONS.  As used in this Plan, the following words and phrases  shall  have  the  respective meanings set forth  below,  unless  the context clearly indicates a contrary meaning:

          2.1    "Board  of  Directors":   The  Board  of  Directors  of  the

Corporation.

          2.2   "Committee":  The Committee which shall administer  the  Plan shall consist of the entire Board of Directors.

          2.3   "Fair  Market  Value Per Share":  The fair market  value  per

share  of  the  Shares as determined by the Committee  in  good  faith.   The

Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis:  (i) if the Shares are traded only  otherwise  than  on a securities exchange and are  not  quoted  on  the

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National  Association  of  Securities  Dealers'  Automated  Quotation  System

("NASDAQ"),  but  are quoted on the bulletin board or in  the  "pink  sheets"

published  by  the National Daily Quotation Bureau, the greater  of  (a)  the average  of  the mean between the average daily bid and average  daily  asked prices of the Shares during the thirty (30) day period preceding the date  of grant  of an Option, as quoted on the bulletin board or in the "pink  sheets"

published by the National Daily Quotation Bureau, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant,  as published on the bulletin board or in such "pink sheets;" (ii)  if the  Shares are traded only otherwise than on a securities exchange  and  are quoted  on  NASDAQ, the greater of (a) the average of the  mean  between  the closing bid and closing asked prices of the Shares during the thirty (30) day period  preceding  the date of grant of an Option, as reported  by  the  Wall

Street  Journal  and (b) the mean between the closing bid and  closing  asked prices  of the Shares on the date of grant of an Option, as reported  by  the

Wall  Street  Journal;  (iii) if the Shares are  admitted  to  trading  on  a securities  exchange,  the greater of (a) the average of  the  daily  closing prices  of the Shares during the ten (10) trading days preceding the date  of grant  of  an Option, as quoted in the Wall Street Journal, or (b) the  daily closing  price of the Shares on the date of grant of an Option, as quoted  in the Wall Street Journal; or (iv) if the Shares are traded only otherwise than as  described in (i), (ii) or (iii) above, or if the Shares are not  publicly traded,  the value determined by the Committee in good faith based  upon  the fair  market value as determined by completely independent and well qualified experts.

          2.4    "Option":   A  stock  option  granted  under  the   Plan.
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           2.5  "Incentive Stock Option":  An Option intended to qualify for treatment as  an incentive stock option under Code Sections 421 and 422A, and designated as an Incentive Stock Option.

          2.6   "Nonqualified  Option":   An  Option  not  qualifying  as  an

                 Incentive Stock Option.

          2.7  "Optionee":  The holder of an Option.

          2.8   "Option Agreement":  The document setting forth the terms and conditions of each Option.

          2.9   "Shares":  The shares of common stock $.001 par value of  the

                Corporation.

          2.10  "Code":  The Internal Revenue  Code  of  1986,  as amended.

          2.11 "Subsidiary":  Any corporation of which fifty percent (50%) or more  of  total  combined  voting power of  all  classes  of  stock  of  such corporation  is  owned  by  the  Corporation or  another  Subsidiary  (as  so defined).

     3.  ADMINISTRATION OF PLAN.

          3.1  In General.  This Plan shall be administered by the Committee.

Any  action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

          3.2   Authority.  Subject to the express provisions of  this  Plan,

the  Committee  shall have the authority to:  (i) construe and interpret  the

Plan,  decide  all questions and settle all controversies and disputes  which may  arise in connection with the Plan and to define the terms used  therein;

(ii)  prescribe,  amend  and  rescind  rules  and  regulations  relating   to

administration of the Plan; (iii) determine the purchase price of the  Shares

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covered  by  each Option and the method of payment of such price, individuals to  whom,  and  the  time or times at which, Options  shall  be  granted  and exercisable and the number of Shares covered by each Option;  (iv)  determine the  terms and provisions of the respective Option Agreements (which need not be  identical); (v) determine the duration and purposes of leaves of  absence which  may  be granted to participants without constituting a termination  of their  employment  for  purposes  of  the  Plan;  and  (vi)  make  all  other determinations  necessary  or advisable to the administration  of  the  Plan.

Determinations  of  the Committee on matters referred to in  this  Section  3

shall  be  conclusive and binding on all parties howsoever  concerned.   With

respect  to Incentive Stock Options, the Committee shall administer the  Plan in  compliance  with  the provisions of Code Section 422A  as  the  same  may hereafter be amended from time to time.  No member of the Committee shall  be liable for any action or determination made in good faith with respect to the

Plan or any Option.

     4.  ELIGIBILITY AND PARTICIPATION.

          4.1   In  General.  Only officers, employees and directors who  are also  employees  of the Corporation or any Subsidiary shall  be  eligible  to receive grants of Incentive Stock Options.  Officers, employees and directors

(whether  or  not  they  are  also  employees)  of  the  Corporation  or  any

Subsidiary, as well as consultants, independent contractors or other  service providers  of the Corporation or any Subsidiary shall be eligible to  receive grants  of Nonqualified Options.  Within the foregoing limits, the Committee,

from time to time, shall determine and designate persons to whom Options  may

be   granted.  All such designations shall be made in the absolute discretion of  the Committee and shall not require the approval of the stockholders.  In determining (i) the number of Shares to be covered by each Option,  (ii)  the

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purchase  price  for  such Shares and the method of  payment  of  such  price

(subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of  the respective  Option Agreements, and (v) the times at which such Options  shall be  granted, the Committee shall take into account such factors as  it  shall deem relevant in connection with accomplishing the purpose of the Plan as set forth  in  Section 1.  An individual who has been granted an  Option  may  be granted  an additional Option or Options if the Committee shall so determine.

No  Option  shall  be granted under the Plan after September  25,  2010,  but

Options granted before such date may be exercisable after such date.

          4.2   Certain  Limitations.   In  no event  shall  Incentive  Stock

Options  be  granted to an Optionee such that the sum of (i)  aggregate  fair market value (determined at the time the Incentive Stock Options are granted)

of  the  Shares  subject  to all Options granted under  the  Plan  which  are exercisable for the first time during the same calendar year, plus  (ii)  the aggregate fair market value (determined at the time the options are  granted)

of  all  stock subject to all other incentive stock options granted  to  such

Optionee   by  the  Corporation,  its  parent  and  Subsidiaries  which   are

exercisable for the first time during such calendar year, exceeds One Hundred

Thousand  Dollars  ($100,000).   For purposes of  the  immediately  preceding

sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.3.

     5.  AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN

          CAPITALIZATION.

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          5.1   Shares.   Subject to adjustment as provided  in  Section  5.2

below,  the total number of Shares to be subject to Options granted  pursuant to this Plan shall not exceed One Million (1,000,000) Shares.  Shares subject to  the Plan may be either authorized but unissued shares or shares that were once  issued  and subsequently reacquired by the Corporation;  the  Committee shall  be  empowered to take any appropriate action required to  make  Shares available  for Options granted under this Plan.  If any Option is surrendered before  exercise or lapses without exercise in full or for any  other  reason ceases to be exercisable, the Shares reserved therefore shall continue to  be available under the Plan.

          5.2   Adjustments.   As  used herein, the term  "Adjustment  Event"

means  an  event pursuant to which the outstanding Shares of the  Corporation are increased, decreased or changed into, or exchanged for a different number or  kind  of  shares or securities, without receipt of consideration  by  the

Corporation,     through     reorganization,    merger,     recapitalization,

reclassification,  stock split, reverse stock split,  stock  dividend,  stock consolidation  or  otherwise.  Upon the occurrence of  an  Adjustment  Event,

(i) appropriate and proportionate adjustments shall be made to the number and kind of shares and exercise price for the shares subject to the Options which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments  shall be made to the number and kind of and exercise  price  for the  shares subject to the then outstanding Options granted under this  Plan,

and  (iii) appropriate amendments to the Option Agreements shall be  executed by the Corporation and the Optionees if the Committee determines that such an

amendment  is  necessary  or  desirable  to  reflect  such  adjustments.   If

determined  by the Committee to be appropriate, in the event of an Adjustment

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Event  which  involves the substitution of securities of a corporation  other

than  the  Corporation,  the  Committee  shall  make  arrangements  for   the

assumptions  by  such  other corporation of any Options  then  or  thereafter outstanding  under the Plan.  Notwithstanding the foregoing, such  adjustment in  an  outstanding Option shall be made without change in the total exercise price  applicable  to  the unexercised portion of the  Option,  but  with  an appropriate  adjustment to the number of shares, kind of shares and  exercise

price  for  each  share  subject to the Option.   The  determination  by  the

Committee  as to what adjustments, amendments or arrangements shall  be  made

pursuant  to  this Section 5.2, and the extent thereof, shall be   final  and

conclusive.  No fractional Shares shall be issued under the Plan  on  account of any such adjustment or arrangement.

     6.  TERMS AND CONDITIONS OF OPTIONS.

          6.1   Intended  Treatment  as Incentive Stock  Options.   Incentive

Stock  Options  granted pursuant to this Plan are intended to  be  "incentive stock  options" to which Code Sections 421 and 422A apply, and the Plan shall be  construed and administered to implement that intent.  If all or any  part of an Incentive Stock Option shall not be an "incentive stock option" subject to  Sections 421 or 422A of the Code, such Option shall nevertheless be valid and  carried  into  effect.  All Options granted under  this  Plan  shall  be subject  to  the terms and conditions set forth in this Section 6 (except  as provided  in  Section  5.2) and to such other terms  and  conditions  as  the

Committee shall determine to be appropriate to accomplish the purpose of  the

Plan as set forth in Section 1.

          6.2  Amount and Payment of Exercise Price.

               6.2.1      Exercise Price.  The exercise price per  Share  for

each  Share  which the Optionee is entitled to purchase under a  Nonqualified

Option  shall  be  determined by the Committee but shall  not  be  less  than eighty-five percent (85%) of the Fair Market Value Per Share on the  date  of

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the  grant of the Nonqualified Option.  The exercise price per Share for each

Share  which  the  Optionee is entitled to purchase under an Incentive  Stock

Option  shall be determined by the Committee but  shall not be less than  the

Fair  Market Value Per Share on the date of the grant of the Incentive  Stock

Option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date  of the  grant  of  the Incentive Stock Option in the case of an individual  then owning  (within  the meaning of Code Section 425(d)) more  than  ten  percent

(10%)  of  the  total combined voting power of all classes of  stock  of  the

Corporation or of its parent or Subsidiaries.

               6.2.2     Payment of Exercise Price.  The consideration to  be

paid  for  the Shares to be issued upon exercise of an Option, including  the method  of  payment, shall be determined by the Committee and may consist  of promissory notes, shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted  under applicable state and federal laws.

          6.3  Exercise of Options.

               6.3.1      Each  Option  granted  under  this  Plan  shall  be

exercisable  at such times and under such conditions as may be determined  by the  Committee  at  the  time of the grant of the  Option  and  as  shall  be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it  is granted, and in the case of an Optionee owning (within the meaning  of

Code  Section 425(d)), at the time an Incentive Stock Option is granted, more than  ten percent (10%) of the total combined voting power of all classes  of stock  of  the  Corporation or of its parent or Subsidiaries, such  Incentive

Stock  Option  shall not be exercisable later than five (5) years  after  the date of grant.

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               6.3.2      An Optionee may purchase less than the total number

of  Shares  for  which  the Option is exercisable, provided  that  a  partial exercise  of an Option may not be for less than One Hundred (100) Shares  and shall not include any fractional shares.

          6.4  Nontransferability of Options.  All Options granted under this

Plan  shall  be nontransferable, either voluntarily or by operation  of  law,

otherwise than by will or the laws of descent and distribution, and shall  be exercisable during the Optionee's lifetime only by such Optionee.

          6.5   Effect  of  Termination of Employment or Other  Relationship.

Except as otherwise determined by the Committee in connection with the  grant

of   Nonqualified  Options,  the  effect  of  termination  of  an  Optionee's employment  or  other relationship with the Corporation  on  such  Optionee's rights to acquire Shares pursuant to the Plan shall be as follows:

               6.5.1     Termination for Other than Disability or Cause.   If

an  Optionee ceases to be employed by, or ceases to have a relationship with,

the  Corporation  for  any reason other than for disability  or  cause,  such

Optionee's  Options shall expire not later than three (3) months  thereafter.

During  such three (3) month period and prior to the expiration of the Option by  its terms, the Optionee may exercise any Option granted to him, but  only to the extent such Options were exercisable on the date of termination of his employment  or  relationship and except as so exercised, such  Options  shall expire at the end of such three (3) month period unless such Options by their terms expire before such date.  The decision as to whether a termination  for a  reason other than disability, cause or death has occurred shall be made by the  Committee,  whose  decision shall be final and conclusive,  except  that employment  shall not be considered terminated in the case of sick  leave  or other bona fide leave of absence approved by the Corporation.

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               6.5.2      Disability.  If an Optionee ceases to  be  employed

by,  or  ceases  to have a relationship with, the Corporation  by  reason  of disability  (within  the meaning of Code Section 22(e)(3)),  such  Optionee's

Options shall expire not later than one (1) year thereafter.  During such one

(1)  year period and prior to the expiration of the Option by its terms,  the

Optionee may exercise any Option granted to him, but only to the extent  such

Options  were exercisable on the date the Optionee ceased to be employed  by,

or  ceased  to  have  a  relationship with,  the  Corporation  by  reason  of disability and except as so exercised, such Options shall expire at  the  end of such one (1) year period unless such Options by their terms  expire before such  date.  The decision as to whether a termination by reason of disability has  occurred shall be made by the Committee, whose decision shall  be  final and conclusive.

               6.5.3      Termination for Cause.  If an Optionee's employment

by,  or  relationship  with, the Corporation is terminated  for  cause,  such

Optionee's Option shall expire immediately; provided, however, the  Committee may,  in  its  sole discretion, within thirty (30) days of such  termination,

waive the expiration of the Option by giving written notice of such waiver to the  Optionee  at such Optionee's last known address.  In the event  of  such waiver,  the Optionee may exercise the Option only to such extent,  for  such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon  the date of such termination for a reason other than disability, cause, or death.

Termination  for  cause shall include termination for  malfeasance  or  gross misfeasance in the performance of duties or conviction of illegal activity in connection  therewith  or any conduct detrimental to  the  interests  of  the

Corporation.   The determination of the Committee with respect to  whether  a termination for cause has occurred shall be final and conclusive.

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          6.6   Withholding  of Taxes.  As a condition to  the  exercise,  in whole  or  in  part, of any Options the Board of Directors may  in  its  sole discretion require the Optionee to pay, in addition to the purchase price  of the  Shares  covered by the Option an amount equal to any Federal,  state  or local  taxes  that  may  be required to be withheld in  connection  with  the exercise of such Option.

          6.7  No Rights to Continued Employment or Relationship.

Nothing contained in this Plan or in any Option Agreement shall obligate  the

Corporation to employ or have another relationship with any Optionee for  any period  or  interfere in any way with the right of the Corporation to  reduce

such   Optionee's  compensation  or  to  terminate  the  employment   of   or

relationship with any Optionee at any time.

          6.8   Time  of  Granting Options.  The time an Option  is  granted,

sometimes  referred  to herein as the date of grant, shall  be  the  day  the

Corporation  executes  the  Option  Agreement;  provided,  however,  that  if appropriate  resolutions of the Committee indicate that an Option  is  to  be granted  as  of  and on some prior or future date, the time  such  Option  is granted shall be such prior or future date.

          6.9   Privileges of Stock Ownership.  No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered  to such Optionee.  No Shares shall be purchased upon the  exercise of  any Option unless and until, in the opinion of the Corporation's counsel,

any  then  applicable requirements of any laws or governmental or  regulatory agencies having jurisdiction and of any exchanges upon which the stock of the

Corporation may be listed shall have been fully complied with.

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          6.10  Securities Laws Compliance.  The Corporation will  diligently endeavor to comply with all applicable securities laws before any Options are granted  under the Plan and before any Shares are issued pursuant to Options.

Without limiting the generality of the foregoing, the Corporation may require from  the Optionee such investment representation or such agreement, if  any,

as  counsel for the Corporation may consider necessary or advisable in  order to  comply with the Securities Act of 1933 as then in effect, and may require

that  the   Optionee agree that any sale of the Shares will be made  only  in

such  manner  as  is  permitted  by  the Committee.   The  Committee  in  its

discretion may cause the Shares underlying the Options to be registered under the  Securities  Act  of  1933, as amended, by  the  filing  of  a  Form  S-8

Registration  Statement  covering  the Options  and  Shares  underlying  such

Options.   Optionee  shall  take  any  action  reasonably  requested  by  the

Corporation  in connection with registration or qualification of  the  Shares under federal or state securities laws.

          6.11   Option   Agreement.   Each  Incentive   Stock   Option   and

Nonqualified  Option  granted  under this Plan  shall  be  evidenced  by  the appropriate  written Stock Option Agreement ("Option Agreement") executed  by the  Corporation  and the Optionee in a form substantially the  same  as  the appropriate form of Option Agreement attached as Exhibit I or II hereto  (and made  a  part  hereof  by  this reference) and  shall  contain  each  of  the provisions  and  agreements specifically required  to  be  contained  therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose  of  the

Plan as set forth in Section 1.

     7.  PLAN AMENDMENT AND TERMINATION.

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          7.1   Authority  of  Committee.  The  Committee  may  at  any  time discontinue  granting Options under the Plan or otherwise suspend,  amend  or terminate  the  Plan  and may, with the consent  of an  Optionee,  make  such modification  of  the terms and conditions of such Optionee's  Option  as  it shall deem advisable; provided that, except as permitted under the provisions of  Section 5.2, the Committee shall have no authority to make any  amendment or  modification  to  this  Plan or any outstanding Option  thereunder  which

would:   (i)  increase the maximum number of shares which  may  be  purchased pursuant to Options granted under the Plan, either in the aggregate or by  an

Optionee (except pursuant to Section 5.2); (ii) change the designation of the

class   of  the  employees  eligible  to  receive  Incentive  Stock  Options;

(iii)  extend  the term of the Plan or the maximum Option period  thereunder;

(iv)  decrease the minimum Incentive Stock Option price or permit  reductions of  the  price  at which shares may be purchased for Incentive Stock  Options granted under the Plan; or (v) cause Incentive Stock Options issued under the

Plan  to fail to meet the requirements of incentive stock options under  Code

Section  422A.  An amendment or modification made pursuant to the  provisions of this Section 7 shall be deemed adopted as of the date of the action of the

Committee  effecting such amendment or modification and  shall  be  effective immediately,  unless otherwise provided therein, subject to approval  thereof

(1)  within  twelve  (12)  months  before or  after  the  effective  date  by stockholders of the Corporation holding not less than a majority vote of  the voting  power of the Corporation voting in person or by proxy at a duly  held stockholders meeting when required to maintain or satisfy the requirements of

Code  Section 422A with respect to Incentive  Stock Options, and (2)  by  any

appropriate  governmental  agency.   No Option  may  be  granted  during  any

suspension or after termination of the Plan.

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          7.2   Ten (10) Year Maximum Term.  Unless previously terminated  by the  Committee,  this  Plan shall terminate on September  25,  2010,  and  no

Options shall be granted under the Plan thereafter.

          7.3   Effect  on  Outstanding Options.   Amendment,  suspension  or

termination  of  this Plan shall not, without the consent  of  the  Optionee,

alter  or  impair  any  rights or obligations under  any  Option  theretofore granted.

     8.   EFFECTIVE  DATE  OF  PLAN.  This Plan  shall  be  effective  as  of

September  25, 2000, the date the Plan was adopted by the Board of Directors,

subject to the approval of the Plan by the affirmative vote of a majority  of the  issued  and  outstanding  Shares of  common  stock  of  the  Corporation represented  and voting at a duly held meeting at which a quorum  is  present within twelve (12) months thereafter.  The Committee shall be authorized  and empowered  to  make  grants of Options pursuant to this Plan  prior  to  such approval  of this Plan by the stockholders; provided, however, in such  event the Option grants shall be made subject to the approval of both this Plan and such  Option grants by the stockholders in accordance with the provisions  of this Section 8.

     9.  MISCELLANEOUS PROVISIONS.

          9.1    Exculpation  and  Indemnification.   The  Corporation  shall

indemnify  and  hold  harmless the Committee from and  against  any  and  all liabilities, costs and expenses incurred by such persons as a result  of  any act,  or omission to act, in connection with the performance of such persons'

duties,  responsibilities and obligations under the  Plan,  other  than  such liabilities, costs and expenses as may result from the gross negligence,  bad faith, willful conduct and/or criminal acts of such persons.

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          9.2   Governing Law.  The Plan shall be governed and  construed  in accordance with the laws of the State of Nevada and the Code.

          9.3   Compliance  with  Applicable  Laws.   The  inability  of  the

Corporation to obtain from any regulatory body having jurisdiction  authority deemed  by  the Corporation's counsel to be necessary to the lawful  issuance and  sale  of  any  Shares upon the exercise of an Option shall  relieve  the

Corporation of any liability in respect of the non-issuance or sale  of  such

Shares as to which such requisite authority shall not have been obtained.



                                   As  approved by the Board of Directors  of
                                   Millennium    Plastics   Corporation    on
                                   September 25, 2000.



                                    By: _/s/ Paul Branagan____
                                             Secretary